UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 19, 2006
Parkvale Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	0-17411	25-1556590

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4220 William Penn Highway, Monroeville, Pennsylvania	15146

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 373-7200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.14d-2(b))
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Attached as Exhibit 99.1 is an earnings release for the three and six months ended December 31, 2005.

The Company reported net income for the quarter ended December 31, 2005 of $3.2 million compared to net income of $2.7 million for the quarter ended December 31, 2004. For the six months ended December 31, 2005, the Company reported net income of $6.5 million compared to net income of $5.3 million for the six months ended December 31, 2004.

On January 18, 2006, Parkvale purchased the Parkvale Building located at the corner of Routes 22 and 48 in Monroeville. This building has served as the main office and headquarters for Parkvale Bank since 1987 and the vast majority of Parkvale’s administrative staff is employed at this location. The building was purchased from Parkvale’s former landlords at a purchase price of $4.375 million.

The information contained in this Report on Form 8-K is furnished pursant to Item 2.02 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, as amended except as shall be expressly set forth by specific refernce in such filing.
Item 9.01 Financial Statements and Exhibits
(a)	Not applicable.

(b)	Not applicable.

(c)	The following exhibits are included with this Report:

Exhibit No.	Description
99.1	Press Release, dated January 19, 2006
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKVALE FINANCIAL CORPORATION
By:	/s/ Timothy G. Rubritz
	Name:	Timothy G. Rubritz
	Title:	Vice President and Chief Financial Officer

Date: January 20, 2006